UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 17, 2006

Radnor Holdings Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-19495	23-2674715
(Commission File Number)	(IRS Employer Identification No.)

Radnor Financial Center, Suite A300 150 Radnor Chester Road, Radnor, Pennsylvania	19087-5292
(Address of Principal Executive Offices)	(Zip Code)

(610) 341-9600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations.

Item 1.01. Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On August 21, 2006 (the “Petition Date”), in connection with filing of voluntary petitions for relief under Chapter 11 of Title 11, United States Code (the “Bankruptcy Code”) described in Item 1.03 below, Radnor Holdings Corporation (the “Company”) and all of its direct and indirect domestic subsidiaries (collectively, the “Subsidiaries”) entered into an agreement (the “Asset Purchase Agreement”) to sell all or substantially all of their assets, including their WinCup and StyroChem businesses, as a going concern to TR Acquisition Co., Inc. (“Purchaser”), an affiliate of Tennenbaum Capital Partners (“TCP”) as a “stalking horse bidder.” The Asset Purchase Agreement is subject to approval by the Bankruptcy Court (as defined in Item 1.03 below) under Section 363(b) of the Bankruptcy Code and certain other conditions to closing.

The purchase price for the assets shall be determined at the closing of the sale under the terms of, and in accordance with certain adjustments set forth in, the Asset Purchase Agreement (the “Purchase Price”), which the Company currently expects to be in excess of $220 million. The Asset Purchase Agreement provides that Purchaser’s offer is subject to the Company’s solicitation of higher or otherwise better offers, including, without limitation, an alternative reorganization (a “Competing Transaction”), and that upon Court approval and consummation of a Competing Transaction, the Asset Purchase Agreement may be terminated. The closing of the Asset Purchase Agreement is subject to various conditions, including the Purchaser having obtained financing, the Purchaser’s satisfactory completion of its due diligence investigation of the Company, receipt of satisfactory environmental reviews, receipt of all necessary consents, and approval by the Bankruptcy Court of the proposed transaction.

The Asset Purchase Agreement may be terminated prior to closing by either the Purchaser or Company upon the occurrence of certain events as set forth therein. In addition, the Asset Purchase Agreement contains provisions relating to the Bankruptcy Court supervised sixty (60) day auction process, and the Company’s obligation to pay a break-up fee and expense reimbursement upon the occurrence of certain events and the satisfaction of certain conditions by the Purchaser. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

DIP Credit Agreement

On August 23, 2006, in connection with the filing of voluntary petitions for relief under the Bankruptcy Code described in Item 1.03 below, the Bankruptcy Court authorized the Company and certain of the Subsidiaries to enter into a Debtor-in-Possession Revolving Credit Guaranty and Security Agreement (the “DIP Credit Agreement”) with Silver Point Finance, L.L.C., as administrative agent and collateral agent for the lenders (in such capacity, the “Agent”), National City Business Credit, Inc., as funding agent, and certain affiliates of Silver Point Finance, L.L.C. as lenders (the “Lenders”). The DIP Credit Agreement provides post-petition financing for the Company and certain of the Subsidiaries as follows (i) a $56 million Superpriority First Lien DIP Term Loan (the “DIP Term Loan”) and (ii) a $47 million Superpriority First Lien DIP Revolving Credit Facility (including a $12 million letter of credit sub-facility) (the “Revolving DIP Facility”).

The Revolving DIP Facility will be used to, among other things, (i) repay up to $5.4 million of overadvances made by the Company’s prepetition revolving lenders prior to the bankruptcy filings and (ii) for general corporate and working capital purposes and bankruptcy related expenses, with funds thereunder available pursuant to an operating budget (the “DIP Budget”). Total availability under the Revolving DIP Facility (in accordance with the DIP Budget) is $38 million. In addition, prior to the entry of the Final Financing Order (as defined in the DIP Credit Agreement), borrowing under the Revolving DIP Facility is limited to $26 million. The Revolving DIP Facility is secured by substantially all of the assets of the Company and the Subsidiaries (other than WinCup R.E. LLC), including the stock of the Company’s indirect foreign subsidiaries other than StyroChem Finland Oy, which lien has priority over the liens securing the Company’s prepetition revolving credit agreement and a portion of the liens securing the Company’s $118.5 million term loan agreement with TCP as agent. The outstanding principal amount of all loans from time to time outstanding under the DIP Credit Agreement, and the undrawn face amount of all letters of credit issued thereunder, will bear interest at a rate equal to 11% per annum.

The DIP Credit Agreement includes customary representations, warranties and covenants. It also includes events of default relating to, among other things, failure to make payments due thereunder, breach of covenants, material misrepresentations, cross-defaults, certain post-petition judgments, change of control, the occurrence of a material adverse effect, and the bankruptcy proceeding and certain related matters.

Unless extended, the commitments of the Lenders under the DIP Credit Agreement will terminate ninety (90) days after the closing of the DIP Credit Agreement or such earlier date as provided therein. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the DIP Credit Agreement, which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

StyroChem Finland Oy/Guggenheim Forbearance Agreement

Effective on the Petition Date, StyroChem Finland Oy (the “StyroChem Finland”), an indirect subsidiary of the Company, entered into a Forbearance Agreement (the “Forbearance Agreement”) among the Company, StyroChem Finland, StyroChem Europe (the Netherlands) B.V. (“StyroChem Europe”), the lenders party thereto, and Guggenheim Corporate Funding, LLC, as administrative agent (“Guggenheim”), with respect to that certain $20 Million Term Loan Facility among the Company, StyroChem Finland, StyroChem Europe, the lenders party thereto, and Guggenheim, dated as of June 30, 2005, as amended (the “Term Loan Facility”) and that certain Amended and Restated Continuing Guaranty and Agreement among the Company, Guggenheim and Nordea Bank Finland Plc, dated as of June 30, 2005 (the “Guaranty”). Pursuant to the Forbearance Agreement, Guggenheim and the lenders under the Term Loan Facility and Guaranty agreed to forbear for ninety (90) days after the Petition Date from exercising their rights and remedies under the Term Loan Facility and Guaranty arising out of the Company’s filing of its voluntary petition under Chapter 11, which constituted an event of default.

Item 1.03. Bankruptcy or Receivership.

On August 21, 2006, the Company and the Subsidiaries filed voluntary petitions under Chapter 11 of the Bankruptcy Code, in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), jointly being administered under Case No. 06-10894 (PJW). The Company and Subsidiaries will continue to operate their business as “debtors-in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Section 2 – Financial Information

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation

On August 17, 2006, TCP as agent and collateral agent (the “Agent”) under the $118.5 Million Credit Agreement, dated as of December 1, 2005, as amended April 4, 2006 (collectively, the “Term Loan Agreement”), delivered a notice of acceleration to the Company providing that, due to: (i) the Company’s failure to provide financial statements and accompanying officer’s certificates for the first quarter of 2006 and the months of March and April 2006, and (ii) the Interest Payment Default (as defined in that certain Forbearance, Standstill and Amendment Agreement, dated as of July 18, 2006), the unpaid principal of all the loans, accrued and unpaid interest thereon, the applicable prepayment premium of 2.0% of the aggregate principal amount of the loans, and all other obligations owed to the agent and/or the lenders were due and payable immediately. Any of the Agent’s or lenders’ remedies related to these events of default under the Term Loan Agreement are stayed under Section 362 of the Bankruptcy Code. As of the Petition Date, the principal amount outstanding under such Credit Agreement was $118.5 million.

The Company’s filing of its voluntary petition for relief under the Bankruptcy Code described in Item 1.03 above constituted events of default under: (i) the Indenture, dated March 11, 2003, for the 11% Senior Notes Due 2010 in the principal amount of $135 million (the “Senior Notes”), and (ii) the Company’s pre-petition Revolving Credit and Security Agreement dated as of December 29, 2005, as amended (the “Pre-Petition Revolving Credit Agreement”), and as result of such events of default, the Senior Notes and Pre-Petition Revolving Credit Agreement have been accelerated. As of the Petition Date, the principal amount outstanding under the Senior Notes was $135 million and the principal amount outstanding under the Pre-Petition Revolving Credit Agreement was approximately $63 million. In addition, the Company’s voluntary petition for relief under the Bankruptcy Code may constitute an event of default under certain other loan agreements, mortgages and leases to which the Company or Subsidiaries are a party, and as a result of such events of default such loan agreements, mortgages and leases may have been accelerated. Under the Bankruptcy Code, such acceleration provisions, including the acceleration of the obligations under the Indenture and Pre-Petition Revolving Credit Agreement, are generally unenforceable and any remedies that may exist related to such events of default are stayed under section 362 of the Bankruptcy Code.

Section 8 – Other Events.

Item 8.01. Other Events.

On August 21, 2006, the Company issued a press release announcing that the Company and the Subsidiaries filed voluntary petitions under Chapter 11 of the Bankruptcy Code as described in greater detail in Item 1.03 above. In the press release, the Company announced that it secured a commitment for $103 million in debtor-in-possession financing as described in greater detail in Item 1.01 – DIP Credit Agreement above, and that it entered into the Asset Purchase Agreement as described in greater detail in Item 1.01 – Asset Purchase Agreement above. The Company also announced the forbearance by the agent and lenders under the $20 Million Term Loan Facility among Guggenheim StyroChem Finland, and others as described in Item 1.01 – StyroChem Finland Oy/Guggenheim Forbearance Agreement above. The Company’s domestic operations, WinCup and StyroChem, are expected to continue to operate in the normal course of business during the pendency of the Chapter 11 proceedings. All of the Company’s manufacturing and distribution facilities are expected to remain open on normal schedules, and the Company expects to continue to fulfill customer orders and provide uninterrupted customer service. The Company’s foreign subsidiaries were not included in the Company’s voluntary petitions under Chapter 11 and are conducting business as usual. A copy of the press release is incorporated herein by reference and attached hereto as Exhibit 99.1.

Forward-looking Statements

The statements contained or incorporated by reference in this Form 8-K contain forward-looking statements. These statements represent management’s current views and are subject to risks and uncertainties that could cause actual results and events to differ materially from those expressed or implied herein. Factors that could cause the Company’s results to differ materially from those expressed or implied herein include (i) industry conditions, including changes in the cost or availability of raw materials and energy, changes in transportation costs, competition, changes in the Company’s product mix and demand and pricing for the Company’s products; (ii) market and economic factors, including changes in interest rates, international conditions, currency exchange rates, credit ratings issued by rating organizations and pension and healthcare costs and the effect of natural disasters, such as hurricanes; (iii) the Company’s ability to maintain appropriate payment terms with its vendors; (iv) the Company’s ability to execute its previously announced company-wide cost reduction program; (v) the ability of the company to continue as a going concern; (vi) bankruptcy court approval of the company’s motions prosecuted by it from time to time; (vii) the ability of the company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; (viii) risks associated with third parties seeking and obtaining bankruptcy court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; (ix) the ability of the company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; (x) the company’s ability to maintain contracts that are critical to its operations; (xi) potential adverse developments with respect to the company’s liquidity or results of operations; (xii) the ability to fund and execute its business plan; (xiii) the ability to attract, retain and compensate key executives and associates; (xiv) the ability of the company to attract and retain customers; and (xv) other uncertainties and risk factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2005. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person. The Company disclaims any obligation to update such statements or to announce publicly the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

Section 9 – Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not Applicable

(b) Pro Forma Financial Information.

Not Applicable

(c) Shell Company Transactions.

None

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Asset Purchase Agreement, by and between Radnor Holdings Corporation, all of Radnor Holdings Corporation’s direct and indirect domestic subsidiaries and TR Acquisition Co., Inc., dated August 21, 2006.

10.2	Debtor-in-Possession Revolving Credit Guaranty and Security Agreement, by and among the lenders party thereto, Silver Point Financing, L.L.C., as administrative agent and collateral agent for the lenders, and National City Business Credit, Inc., as funding agent, dated August 23, 2006.

99.1	Press Release issued by Radnor Holdings Corporation dated August 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADNOR HOLDINGS CORPORATION

Dated: August 23, 2006	By:	/s/ Michael T. Kennedy
President and Chief Executive Officer